Exhibit 10.31

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN

REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

CONSENT AND SETTLEMENT AGREEMENT

This Consent and Settlement Agreement (“Agreement”) is effective as of March 10, 2011 (the “Effective Date”), and is entered into by and between Ashford Hospitality Finance, L.P. (together with any and all of its affiliates and subsidiaries, collectively, “Ashford”) and Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, National Association (together with any and all of its affiliates and subsidiaries, collectively, “Wells”). Ashford and Wells are each a “Party” and collectively “the Parties.”

RECITALS

A. WHEREAS, on or about June 2, 2009, Ashford filed a complaint (the “Complaint”) commencing an action in the District Court of Dallas County, Texas, 298th Judicial District, styled Ashford Hospitality Finance, L.P. v. Wachovia Bank, N.A., No. 09-06958 (the “Action”); and

B. WHEREAS, by Answer dated June 8, 2009, Wells denied the allegations of the Complaint and further denies any and all liability for the claims asserted by Ashford in the Action; and

C. WHEREAS, Ashford desires to enter into a series of related transactions with affiliates of Prudential Life Insurance Company, Guggenheim, Barclays Capital Real Estate Finance, Inc. (“Barclays”), The Blackstone Group and Wells, which, when and if consummated, will result in Ashford owning an aggregate up to 75% interest in one or more entities which will own all of the equity interests in a portfolio of hotels (and their related operating lessees and other affiliates), which are defined as the “Individual Properties” and the “CIGNA Properties” under that certain Amended and Restated Mortgage Loan Agreement, to be entered into by and among Wells, Barclays and the obligors parties thereto (the “Loan Agreement” and such transactions described herein being, collectively, the “Transaction”); and

D. WHEREAS, the Transaction described in the foregoing Recital C requires consent from Wells in order to effectuate the purchase by Ashford contemplated thereby; and

E. WHEREAS, the Parties wish to enter into this Agreement to: (i) avoid further expense, inconvenience, and the distraction of litigation and to put to rest all claims asserted in or related to the Action, and (ii) consent to the Transaction.

NOW, THEREFORE, in consideration of the promises, terms and provisions hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

AGREEMENT

1. HIGHLAND HOSPITALITY RESTRUCTURING.

(a) In connection with the Transaction, Wells agrees to permit Ashford (or its Affiliates (as defined in the Loan Agreement)) to acquire up to a 75% indirect ownership interest in the Borrower Principal (as defined in the Loan Agreement) and to be the managing or administering member of the venture which holds the ownerships interests in the Borrower Principal. It is understood and agreed however that Wells, in its capacity as lender under the Loan Agreement, shall have the right to review and approve all organizational documents relating to or affecting the ownership structure of the Borrower Principal (and its equity owners), all in accordance with the terms of the Loan Agreement.

(b) On the date that [***] receives any cash payment [***] Wells shall, within 30 days after the receipt of such properly paid payment, pay to Ashford an equivalent amount, up to a total of $30,000,000 in the aggregate (said total sum of $30,000,000 is referred to herein as the “Total Settlement Payment”). No interest shall accrue on the Total Settlement Amount, or on any amounts paid or payable to Ashford [***] hereunder. If all or any portion of the Total Settlement Payment has not been paid by Wells to Ashford on the earlier to occur of (i) the maturity date of [***], (ii) the date [***] has been terminated or otherwise eliminated [***], or (iii) the [***] is sold in its entirety, then, within 15 days following such date, Wells shall pay to Ashford the balance of the Total Settlement Payment that remains unpaid as of such date. Once the Total Settlement Payment has been paid to Ashford, all further obligations of Wells under this Settlement Agreement shall cease.

(c) The payments by Wells to Ashford pursuant to the foregoing paragraph shall be made by direct wire transfer to an account in the United States designated by Ashford. Ashford shall send Wells acknowledgement of receipt of payment within one (1) business day after Ashford’s receipt of such payment.

(d) From and after the Effective Date but prior to the date that the Total Settlement Payment is paid in full, Wells shall deliver to Ashford within fifteen (15) days after the last day of each calendar quarter (commencing on the calendar quarter ending March 31, 2011), a written certification setting forth all payments received by Wells from or in respect of [***] during such calendar quarter.

[***] = Indicates confidential information has been redacted.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

(e) Well represents, and Ashford understands and acknowledges that (i) the [***] owned by Wells is a passive interest, (ii) Wells has no control whatsoever over the timing for when it may receive any [***] and (iii) Wells will have no obligation to take any legal or other action or exercise any legal or other remedy to attempt to receive such [***], nor shall Wells have any obligation to officially market and attempt to sell its [***] in order to generate any [***].

2. RELEASE.

(a) In consideration of the promises and agreements set forth in this Agreement, as of the closing date of the transaction (“Closing Date”), Ashford, on behalf of itself and its present, former or future officers, directors, agents (alleged or otherwise), employees, representatives, consultants, accountants, attorneys, parents, subsidiaries, affiliated entities, predecessors, successors, and assigns (collectively, the “Ashford Releasors”), does hereby completely and irrevocably release and forever discharge Wells, and each of its respective current and former parents, subsidiaries, and affiliated entities, and their respective current and former officers, directors, shareholders, agents, employees, representatives, consultants, accountants, attorneys, insurers, reinsurers, predecessors, successors, and assigns (collectively, the “Wells Releasees”), from any and all claims and rights (including, without limitation, rights of set-off and recoupment, demands, charges, complaints, actions, obligations, causes of action, or liabilities of any and every kind, nature and character, known and unknown) that the Ashford Releasors possess or possessed, assert, asserted, or could or may have asserted, from the beginning of the world to the date of this Agreement (including, without limitation, rights of set-off and recoupment, demands, charges, complaints, actions, obligations, causes of action, or liabilities of any and every kind, nature and character, known and unknown), arising out of or related to or in connection with the Ashford Releasors’ interest, whenever acquired, in Extended Stay, Inc. and certain of its affiliates and the financings that were originated in connection with the acquisition thereof in 2007 and/or arising out of or related to or in connection with the subject matter of the Action; provided that nothing herein shall prevent Ashford from bringing suit to enforce the terms of this Agreement.

(b) In consideration of the promises and agreements set forth in this Agreement, as of the Closing Date, Wells, on behalf of itself and its present, former or future officers, directors, agents (alleged or otherwise), employees, representatives, consultants, accountants, attorneys, parents, subsidiaries, affiliated entities, predecessors, successors, and assigns (collectively, the “Wells Releasors”), does hereby completely and irrevocably release and forever discharge Ashford, and each of its respective current and former parents, subsidiaries, and affiliated entities, and their respective current and former officers, directors, shareholders, agents, employees, representatives, consultants, accountants, attorneys, insurers, reinsurers, predecessors, successors, and assigns (collectively, the “Ashford Releasees”), from any and all claims and rights (including, without limitation, rights of set-off and recoupment, demands, charges, complaints, actions, obligations, causes of action, or liabilities of any and every kind, nature and character, known and unknown) that the Wells Releasors possess or

[***] = Indicates confidential information has been redacted.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

possessed, assert, asserted, or could or may have asserted, from the beginning of the world to the date of this Agreement (including, without limitation, rights of set-off and recoupment, demands, charges, complaints, actions, obligations, causes of action, or liabilities of any and every kind, nature and character, known and unknown), arising out of or related to the subject matter of the Action; provided that nothing herein shall prevent Wells from bringing suit to enforce the terms of this Agreement.

(c) The Parties hereby acknowledge that the releases provided in this Agreement shall apply to all claims and rights released hereby, whether known or unknown, anticipated or unanticipated, or suspected or unsuspected, notwithstanding the fact that a Party may later discover facts in addition to or different from those which that Party now believes to be true.

(d) Each Party agrees to indemnify, defend and hold the other Party harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including, without limitation, legal fees and disbursements, and litigation expenses), actions and causes of action, arising out of or relating to a breach by the other Party of any provision of this Agreement (including, without limitation, this Paragraph 2), or the incorrectness or inaccuracy of any representation and warranty of such Party contained in this Agreement or in any document or agreement delivered in connection with this Agreement.

3. CONFIDENTIALITY. Ashford and Wells represent and warrant that they have not and none of their officers, directors, principals, owners, employees, agents, attorneys, or other representatives have disclosed to or discussed with anyone other than the other Party’s counsel any term, condition, or other aspect of this Agreement. Ashford and Wells acknowledge and agree, on behalf of themselves and each of their officers, directors, principals, owners, employees, agents, attorneys, and other representatives, that the financial terms of this Agreement (but not the existence of this Agreement) are and shall remain confidential except to the extent such financial information is required to be disclosed by a Party in compliance with the rules or regulations of any governmental entity having jurisdiction over such Party.

4. FAILURE OF TRANSACTION TO CLOSE. If the Transaction does not close on or before June 30, 2011, (i) the terms of this Agreement will become null and void, and the parties will have no further obligations hereunder, except that the provisions contained in Paragraphs 8,9 and 10 shall survive termination of this Agreement.

5. ADDITIONAL DOCUMENTS AND AMENDMENT.

(a) The Parties acknowledge that they may execute additional agreements relating to the terms of their settlement of the Action. If the Parties elect to prepare such documents, the Parties agree to cooperate in good faith in the drafting and execution thereof. However, the Parties acknowledge and agree that the terms and conditions of this Agreement constitute a valid and binding agreement and that they intend to be bound by its terms regardless of whether additional settlement documents are ultimately executed between the Parties. That the Parties might execute additional settlement documents does not in any way affect the binding nature and affect of this agreement.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

(b) This Agreement may be amended only by an instrument in writing signed by the Parties that expressly refers to this Agreement and specifically states that it is intended to amend this Agreement.

6. NO ADMISSION OF LIABILITY. The Parties agree that the consideration and other terms of this Agreement do not constitute an admission of liability on any of the Parties’ part, that liability is expressly denied, and that this Agreement is a settlement of a disputed claim.

7. INTEGRATED AGREEMENT. This Agreement contains the understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions of the Parties, whether oral or written, relating to the content hereof. The Parties agree that the terms of this Agreement are contractual and not mere recitals. The Parties acknowledge that the consideration recited in this Agreement is the sole and only consideration for it and that no representations, promises or inducements have been made other than those that appear in this Agreement, and that in executing this Agreement, the Parties are not relying on any statement, representation or promise made to them except as set forth herein. In interpreting the provisions of this Agreement, no presumption shall apply against any Party that otherwise would operate against such Party by reason of such document having been drafted by such Party or at the direction of such Party.

8. AUTHORITY. The Parties represent and warrant to one another that each has the full and complete power and authority to enter into this Agreement and is entering into this Agreement voluntarily. The Parties further represent and warrant that the signatories below have full and complete power and authority, and have taken all necessary action, to enter into this Agreement on behalf of their respective entities. The Parties warrant and represent that each has not sold, subrogated, assigned or otherwise transferred or agreed to sell, assign, subrogate or otherwise transfer to any other person or entity any claims, demand, actions, causes of action an/or suits that are the subject of this Agreement.

9. NOTICES. All notices, consents and requests required or permitted hereunder, shall be given in writing and shall be effective for all purposes if (i) hand delivered with proof of attempted delivery, (ii) sent by prepaid overnight delivery service with proof of attempted delivery, or (iii) by facsimile (with a copy sent contemporaneously by expedited overnight delivery service with proof of attempted delivery), addressed as follows:

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

If to Ashford:

David Kimichik

CFO

Ashford Hospitality Trust

14185 Dallas Parkway, Ste. 1100

Dallas, TX 75254

and

David A. Brooks

Chief Operating Officer/General Counsel

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

Fax: 972-490-9605

If to Wells:

William F. Carmody

Managing Director

Wells Fargo Bank, N.A.

375 Park Avenue

New York, NY 10152

Fax: 212-214-8955

and

Joel T. Brighton

Managing Counsel

Wells Fargo Bank, N.A

MAC: D1053-300

301 South College St.

Charlotte, NC 28288

Fax: 704-383-1383

and

Alistair B. Dawson

Beck, Redden & Secrest, LLP

One Houston Center

1221 McKinney St., Suite 4500

Houston, TX 77010

Fax: (713) 951-3720

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

Such notice shall be deemed given on the day delivery was attempted (as set forth in the proof of attempted delivery).

10. COSTS. Each Party agrees that, notwithstanding any other provision herein, it bears full responsibility and will pay its own costs and expenses, including, without limitation, its attorneys’ fees in connection with the Action and this Agreement (and any documents entered into in connection with this Agreement). However, in the event of any dispute arising out of or in connection with any terms of this Agreement the non-prevailing Party in any such dispute shall be responsible for paying the attorneys’ fees of the prevailing Party.

11. GOVERNING LAW AND WAIVER OF JURY TRIAL. This Agreement shall be construed and enforced pursuant to the laws of the State of New York, without regard to the choice of law provisions thereof. The Parties further agree that the language of each and all paragraphs, terms, and provisions of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any Party hereto and without regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement. The Parties hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

12. JURISDICTION. The Parties agree that any suit instituted to enforce the terms of this Agreement, or to prevent any threatened violation of this Agreement, shall be instituted in the federal or state courts within the City and State of New York, and that no suit instituted to enforce the terms of this Agreement shall be instituted in any court or arbitral forum other than the federal or state courts within the City and State of New York. The Parties consent to the exercise of personal jurisdiction over each of them by the federal and state courts within the State of New York for the purposes of any suit instituted to enforce the terms of this Agreement, or to prevent any threatened violation of this Agreement.

13. SEVERABILITY. Should any provision or paragraph of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal or invalid part, and the rights and obligations of the Parties shall be construed and be enforced accordingly.

14. COOPERATION. Each Party agrees to execute and deliver any and all additional instruments and documents, do any and all acts and things as may be necessary or expedient to effectuate more fully the terms of this Agreement or any provision hereof.

15. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, heirs, assigns, administrators, executors and legal representatives. This Agreement may not be assigned by Ashford without prior written consent of Wells.

16. COUNTERPARTS/EXECUTION. This Agreement may be executed in counterparts, including by facsimile, with the same effect as if all Parties have signed the same document. All counterparts shall be construed together and shall constitute a single Agreement.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

FOR SETTLEMENT PURPOSES ONLY

IT IS SO AGREED.

DATED: February 24, 2011	ASHFORD HOSPITALITY FINANCE L.P.

	By:	ASHFORD HOSPITALITY FINANCE
GENERAL PARTNER LLC, GEN. PTR

	By:	/s/ DAVID A. BROOKS
DAVID A. BROOKS
VICE PRESIDENT

STATE OF TEXAS                )

                                                  )

COUNTY OF DALLAS         )

Sworn to before me this 24 day of February, 2011

DATED: March 10, 2011	WELLS FARGO BANK, N.A.

	By:	/s/ Jan LaChapelle

STATE OF NEW YORK        )

                                                  )

COUNTY OF NEW YORK    )

Sworn to before me this 10 day of March, 2011